            GUIDELINES FOR CERTIFICATION OF TAXPAYER IDENTIFICATION
                         NUMBER ON SUBSTITUTE FORM W-9

    GUIDELINES FOR DETERMINING THE PROPER IDENTIFICATION NUMBER TO GIVE THE PAYER.--Social Security numbers have nine digits separated by two hyphens: i.e., 000-00-0000. Employer identification numbers have nine digits separated by only one hyphen: i.e., 00-0000000. The table below will help determine the number to give the payer.

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                                      GIVE THE
                                      SOCIAL SECURITY
FOR THIS TYPE OF ACCOUNT:             NUMBER OF-
---------------------------------------------------------------

1.         An individual's account    The individual

2.         Two or more individuals    The actual owner of the
           (joint account)            account or, if combined
                                      funds, any one of the
                                      individuals(1)

3.         Husband and wife (joint    The actual owner of the
           account)                   account or, if joint
                                      funds, either person(1)

4.         Custodian account of a     The minor(2)
           minor (Uniform Gift to
           Minors Act)

5.         a. The usual revocable     The grantor-trustee(1)
              savings trust account
              (grantor is also
              trustee)

           b. So-called trust
           account that is not a      The actual owner(1)
              legal or valid trust
              under state law

6.         Sole proprietorship        The owner(4)
           account
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                                      GIVE THE EMPLOYER
                                      IDENTIFICATION
FOR THIS TYPE OF ACCOUNT:             NUMBER OF-
---------------------------------------------------------------

7.         A valid trust, estate or   The legal entity (Do not
           pension trust              furnish the identifying
                                      number of the personal
                                      representative or trustee
                                      unless the legal entity
                                      itself is not designated
                                      in the account title.)(5)

8.         Corporate account          The corporation

9.         Religious, charitable or   The organization
           educational organization
           account

10.        Partnership account held   The partnership
           in the name of the
           business

11.        Association, club or       The organization
           other tax-exempt
           organization

12.        A broker or registered     The broker or nominee
           nominee

13.        Account with the           The public entity
           Department of Agriculture
           in the name of a public
           entity (such as a state
           or local government,
           school district or
           prison) that receives
           agricultural program
           payments

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(1) List first and circle the name of the person whose number you furnish.

(2) Circle the minor's name and furnish the minor's social security number.

(3) Show the name of the owner.

(4) List first and circle the name of the legal trust, estate or pension trust.

NOTE: If no name is circled when there is more than one name, the number will be considered to be that of the first name listed.

            GUIDELINES FOR CERTIFICATION OF TAXPAYER IDENTIFICATION
                         NUMBER ON SUBSTITUTE FORM W-9
                                     PAGE 2

OBTAINING A NUMBER

If you don't have a taxpayer identification number or you don't know your number, obtain Form SS-5, Application for a Social Security Number Card, or Form SS-4, Application for Employer Identification Number, at the local office of the Social Security Administration or the Internal Revenue Service and apply for a number.

PAYEE EXEMPT FROM BACKUP WITHHOLDING

Payees specifically exempted from backup withholding on ALL payments include the following:

- A corporation.

- A financial institution.

- An organization exempt from tax under Section 501(a) or an individual retirement plan.

- The United States or any agency or instrumentality thereof.

- A state, the District of Columbia, a possession of the United States or any subdivision or instrumentality thereof.

- A foreign government, a political subdivision of a foreign government or any agency or instrumentality thereof.

- An international organization or any agency or instrumentality thereof.

- A registered dealer in securities or commodities registered in the U.S. or a possession of the U.S.

- A real estate investment trust.

- A common trust fund operated by a bank under Section 584(a).

- An exempt charitable remainder trust or a nonexempt trust described in Section 4947(a)(1).

- An entity registered at all times under the Investment Company Act of 1940.

- A foreign central bank of issue.

    Payments of dividends and patronage dividends not generally subject to backup withholding include the following:

- Payments to nonresident aliens subject to withholding under section 1441.

- Payments to partnerships not engaged in a trade or business in the U.S. and which have at least one nonresident partner.

- Payments of patronage dividends where the amount received is not paid in money.

- Payments made by certain foreign organizations.

- Payments made to a nominee.

    Payments of interest not generally subject to backup withholding include the following:

- Payments of interest on obligations issued by individuals. NOTE: You may be subject to backup withholding if this interest is $600 or more and is paid in the course of the payer's trade or business and you have not provided your correct taxpayer identification number to the payer.

- Payments of tax-exempt interest (including exempt interest dividends under section 852).

- Payments described in section 6049(b)(5) to non-resident aliens.

- Payments on tax-free covenant bonds under section 1451.

- Payments made by certain foreign organizations.

- Payments made to a nominee.

Exempt payees described above should file Form W-9 to avoid possible erroneous backup withholding. FILE THIS FORM WITH THE PAYER, FURNISH YOUR TAXPAYER IDENTIFICATION NUMBER, WRITE "EXEMPT" ON THE FACE OF THE FORM AND RETURN IT TO THE PAYER. IF THE PAYMENTS ARE INTEREST, DIVIDENDS OR PATRONAGE DIVIDENDS, ALSO SIGN AND DATE THE FORM.

    Certain payments other than interest, dividends and patronage dividends that are not subject to information reporting are also not subject to backup withholding. For details, see the regulations under sections 6041, 6041(a), 6045 and 6050A.

PRIVACY ACT NOTICE.--Section 6109 requires most recipients of dividend, interest or other payments to give taxpayer identification numbers to payers who must report the payments to the IRS. The IRS uses the numbers for identification purposes. Payers must be given the numbers whether or not recipients are required to file tax returns. Payers must generally withhold 31% of taxable interest, dividend and certain other payments to a payee who does not furnish a taxpayer identification number to a payer. Certain penalties may also apply.

PENALTIES

(1) PENALTY FOR FAILURE TO FURNISH TAXPAYER IDENTIFICATION NUMBER.--If you fail to furnish your taxpayer identification number to a payer, you are subject to a penalty of $50 for each such failure unless your failure is due to reasonable cause and not to willful neglect.

(2) CIVIL PENALTY FOR FALSE INFORMATION WITH RESPECT TO WITHHOLDING.--If you make a false statement with no reasonable basis which results in no imposition of backup withholding, you are subject to a penalty of $500.

(3) CRIMINAL PENALTY FOR FALSIFYING INFORMATION.-- Falsifying certifications or affirmations may subject you to criminal penalties including fines and/or imprisonment.

FOR ADDITIONAL INFORMATION CONTACT YOUR TAX CONSULTANT OR THE INTERNAL REVENUE SERVICE.